UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2009

Exact Name of Registrant as Specified in its Charter,
Commission	State of Incorporation, Address of Principal	I.R.S. Employer
File Number	Executive Offices and Telephone Number	Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
One Energy Plaza
Detroit, Michigan 48226-1279
313-235-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On May 13, 2009, DTE Energy Company (“DTE Energy”) sold $300,000,000 aggregate principal amount of its 2009 Series A 7.625% Senior Notes due 2014 (the “Notes”). The Notes were sold pursuant to Registration Statement No. 333-136815 and the related prospectus dated August 22, 2006, and pursuant to a prospectus supplement dated May 6, 2009. The Notes will mature on May 15, 2014. Interest will be payable on May 15 and November 15 of each year, beginning November 15, 2009. DTE Energy expects to use the proceeds of the Notes to repay short-term borrowings. Further information regarding the sale of the Notes is contained in the underwriting agreement and supplemental indenture, which are attached hereto as exhibits.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
1.1	Underwriting Agreement, dated as of May 6, 2009, between DTE Energy and the several underwriters named therein.

4.1	Supplemental Indenture dated as of May 1, 2009 to the Amended and Restated Indenture dated as of April 9, 2001 between DTE Energy and The Bank of New York Mellon Trust Company, N.A. as successor trustee, providing for 2009 Series A 7.625% Senior Notes due 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2009	DTE ENERGY COMPANY (Registrant)
/s/ N.A. Khouri
N.A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated as of May 6, 2009, between DTE Energy and the several underwriters named therein.

4.1	Supplemental Indenture dated as of May 1, 2009 to the Amended and Restated Indenture dated as of April 9, 2001 between DTE Energy and The Bank of New York Mellon Trust Company, N.A. as successor trustee, providing for 2009 Series A 7.625% Senior Notes due 2014.